UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): (June 13, 2024)
_____________________________
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________
Federally Chartered
000-51404
35-6001443
Corporation of the United States

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The Federal Home Loan Bank of Indianapolis (we) has or will become the primary obligor on the settlement date for certain consolidated obligation bonds committed to be issued by the Federal Home Loan Banks (the FHLBanks), with maturities of one year or more. The following table sets forth certain details of the relevant bonds.

Trade Date	CUSIP	Settlement Date	Maturity Date	Next Pay Date	Call Type[1]	Call Style[2]	Rate Type/ Rate Sub-Type[3,4]	Next Call/Amort Date	Coupon Percent	FHLBank Par ($)
6/13/2024	3130B1R74	6/17/2024	6/17/2026	9/17/2024	Non-Callable		Variable Single Index Floater		—	$187,000,000
6/13/2024	3130B1R90	7/2/2024	7/2/2027	1/2/2025	Optional Principal Redemption	American	Fixed Constant	1/2/2025	5.400	$20,000,000
6/13/2024	3130B1RA7	6/27/2024	6/27/2039	12/27/2024	Optional Principal Redemption	American	Fixed Constant	12/27/2024	6.070	$20,000,000
6/13/2024	3130B1RR0	6/17/2024	6/17/2027	12/17/2024	Optional Principal Redemption	Bermudan	Fixed Constant	9/17/2024	5.500	$12,500,000
(1) Call/Amortization Type Description:
Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2) Call Style Description:
Indicates whether the bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date until maturity.
European Bonds are redeemable on a particular date only.
Canary Bonds are redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.
Multi-European Bonds are redeemable on particular dates only.

(3) Rate Type Description:
Conversion Bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.
Fixed Bonds generally pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Variable Bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4) Rate Sub-Type Description:
Constant Bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.
Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.
Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.

Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.
Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.
Consolidated Obligations

Consolidated obligations consist of bonds and discount notes and are the joint and several obligations of the FHLBanks. Consolidated obligations are [MA1] not guaranteed by the United States government.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing this report, please note:

•we do not purport to disclose the complete set of terms and conditions of the relevant bonds;
•a reader will not be able to track changes in the total consolidated obligations outstanding for which we are the primary obligor because we exclude consolidated obligations which have a maturity of one year or less and do not provide information regarding the specific use of the proceeds from their issuances, which proceeds may be used, among other things, to satisfy called or maturing consolidated obligations; and
•the principal amounts of the relevant bonds represent their par amounts, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amounts do not account for, among other possible reasons, any discounts, premiums or concessions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/LANA D. BUCHMAN
Lana D. Buchman
Assistant Vice President – Senior Financial Reporting Manager